.
Exhibit 99.1
BJ’s Wholesale Club Holdings, Inc. Announces Third Quarter Fiscal 2023 Results
Strong third quarter earnings led by membership growth, traffic and margin improvement

Third Quarter Fiscal 2023 Highlights
•Comparable club sales, excluding gasoline sales, remained approximately flat year-over-year
•Digitally enabled comparable sales growth was 16.0% year-over-year
•Membership fee income increased by 6.6% year-over-year to $106.1 million
•Merchandise gross margin rate increased by 30 basis points year-over-year
•Earnings per diluted share of $0.97 and adjusted earnings per diluted share of $0.98
•Income from continuing operations of $130.5 million
•Adjusted EBITDA of $274.9 million

Marlborough, Mass. (November 17, 2023) – BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) (the "Company") today announced its financial results for the thirteen weeks and thirty-nine weeks ended October 28, 2023.

“Our advantaged model and strong value proposition continue to resonate with our members. During the third quarter, we posted accelerating membership growth, robust traffic gains and continued increases in market share. These gains continue to reinforce the underlying strength of our business and we remain confident in the long-term growth prospects of our Company,” said Bob Eddy, Chairman and Chief Executive Officer, BJ’s Wholesale Club. “I am proud of our team members for their continued dedication to our members during these dynamic times.”

Key Measures for the Thirteen Weeks Ended October 28, 2023 (Third Quarter of Fiscal 2023) and for the Thirty-Nine Weeks Ended October 28, 2023, (First Nine Months of Fiscal 2023):
BJ'S WHOLESALE CLUB HOLDINGS, INC.
(Amounts in thousands, except per share amounts)

	13 Weeks Ended October 28, 2023	13 Weeks Ended October 29, 2022	% Growth (Decline)	39 Weeks Ended October 28, 2023	39 Weeks Ended October 29, 2022	% Growth (Decline)
Net sales	$4,818,670	$4,685,834	2.8%	$14,299,132	$14,090,673	1.5%
Membership fee income	106,053	99,485	6.6%	312,273	294,897	5.9%
Total revenues	4,924,723	4,785,319	2.9%	14,611,405	14,385,570	1.6%

Operating income	199,375	191,968	3.9%	586,414	545,193	7.6%
Income from continuing operations	130,467	131,394	(0.7)%	377,780	384,862	(1.8)%
Adjusted EBITDA (a)	274,920	272,305	1.0%	800,663	766,804	4.4%
Net income	130,467	129,942	0.4%	377,869	383,396	(1.4)%
EPS (b)	0.97	0.95	2.1%	2.79	2.81	(0.7)%
Adjusted net income (a)	131,779	135,830	(3.0)%	378,617	398,550	(5.0)%
Adjusted EPS (a)	0.98	0.99	(1.0)%	2.80	2.92	(4.1)%
Basic weighted-average shares outstanding	133,069	134,091		133,232	134,225
Diluted weighted-average shares outstanding	134,984	136,621		135,338	136,630
(a)See “Note Regarding Non-GAAP Financial Information.”
(b)EPS represents net income per diluted share.

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Additional Highlights:
•Total comparable club sales increased by 0.3% in the third quarter of fiscal 2023 compared to the third quarter of fiscal 2022. Excluding the impact of gasoline sales, comparable club sales remained approximately flat, with a decrease of 0.1% in the third quarter of fiscal 2023 compared to the same period in fiscal 2022. Total comparable club sales decreased by 1.2% in the first nine months of fiscal 2023 compared to the first nine months of fiscal 2022. Excluding the impact of gasoline sales, comparable club sales increased by 2.1% in the first nine months of fiscal 2023 compared to the first nine months of fiscal 2022.
•Gross profit increased to $902.5 million in the third quarter of fiscal 2023 from $877.1 million in the third quarter of fiscal 2022. Merchandise gross margin rate, which excludes gasoline sales and membership fee income, increased by 30 basis points over the same quarter of fiscal 2022. Gross profit increased to $2,679.3 million in the first nine months of fiscal 2023 from $2,528.3 million in the first nine months of fiscal 2022. Merchandise gross margin rate increased by 70 basis points in the first nine months of fiscal 2023. Merchandise margins were positively impacted by moderated supply chain costs and improved inventory management for both comparative periods.
•Selling, general and administrative expenses ("SG&A") increased to $697.1 million in the third quarter of fiscal 2023 compared to $674.4 million in the third quarter of fiscal 2022. SG&A increased to $2,081.4 million in the first nine months of fiscal 2023 compared to $1,961.6 million in the first nine months of fiscal 2022. The increase in both comparative periods was primarily driven by increased labor and occupancy costs as a result of new club and gas station openings in addition to other investments to drive strategic priorities.
•Income from continuing operations before income taxes increased to $181.4 million in the third quarter of fiscal 2023 compared to $179.5 million in the third quarter of fiscal 2022. Income from continuing operations before income taxes increased to $537.4 million in the first nine months of fiscal 2023 compared to $514.0 million in the first nine months of fiscal 2022.
•Income tax expense increased to $50.9 million in the third quarter of fiscal 2023 compared to $48.1 million in the third quarter of fiscal 2022. Income tax expense increased to $159.7 million in the first nine months of fiscal 2023 compared to $129.2 million in the first nine months of fiscal 2022. The increases in the income tax expense for both comparative periods are driven by lower tax benefits from stock-based compensation. Income tax expense for the first nine months of fiscal 2023 also increased due to an immaterial adjustment to certain deferred tax assets related to prior periods.
•Net income increased to $130.5 million in the third quarter of fiscal 2023 compared to $129.9 million in the third quarter of fiscal 2022. Net income decreased to $377.9 million in the first nine months of fiscal 2023 compared to $383.4 million in the first nine months of fiscal 2022.
•Adjusted EBITDA increased by 1.0% to $274.9 million in the third quarter of fiscal 2023 compared to $272.3 million in the third quarter of fiscal 2022. Adjusted EBITDA increased by 4.4% to $800.7 million in the first nine months of fiscal 2023 compared to $766.8 million in the first nine months of fiscal 2022.
•The Company repaid $50.0 million of principal and amended its senior secured first lien term loan in the third quarter of fiscal 2023, extending the maturity date from February 3, 2027 to February 3, 2029. The interest rate was reduced from the Secured Overnight Financing Rate (“SOFR”) plus 275 basis points per annum to SOFR plus 200 basis points per annum.
•Under its existing share repurchase program, the Company repurchased 242,000 shares of common stock, totaling $17.1 million, inclusive of associated costs, in the third quarter of fiscal 2023. In the first nine months of fiscal 2023, the Company repurchased 1,161,162 shares of common stock, totaling $77.0 million, inclusive of associated costs, under such program.

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Fiscal 2023 Ending February 3, 2024 Outlook

“As we look ahead to the rest of the year, we remain confident in our ability to maintain the momentum in our traffic and market share gains due to our unrelenting focus on value. We also continue to navigate shifts in consumer behavior driven by the broader macroeconomic environment. As a result, we are refining our sales outlook for the rest of the year,” said Laura Felice, Executive Vice President, Chief Financial Officer, BJ's Wholesale Club. “We expect our comparable club sales, excluding the impact of gasoline sales, to range from a 2% decrease to 1% increase year-over-year in the fourth quarter fiscal 2023, and to increase by 1.0% to 1.8% year-over-year for the full year fiscal 2023. Our outlook on fiscal 2023 GAAP and adjusted EPS remains unchanged in the $3.80 to $3.92 range.”
Conference Call Details
A conference call to discuss the third quarter of fiscal 2023 financial results is scheduled for today, November 17, 2023, at 8:00 A.M. Eastern Time. The live audio webcast of the call can be accessed under the “Events & Presentations” section of the Company’s investor relations website at https://investors.bjs.com and will remain available for one year. Participants may also dial (833) 470-1428 within the U.S. or (646) 904-5544 outside the U.S. and reference conference ID 604879. A telephonic replay will be available two hours after the conclusion of the call for one week and can be accessed by dialing (929) 458-6194 or (866) 813-9403 and referencing conference ID 413792.
About BJ’s Wholesale Club Holdings, Inc.
BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) is a leading operator of membership warehouse clubs focused on delivering significant value to its members and serving a shared purpose: “We take care of the families who depend on us.” The Company provides a curated assortment of grocery, general merchandise, gasoline and ancillary services to offer a differentiated shopping experience that is further enhanced by its omnichannel capabilities. Headquartered in Marlborough, Massachusetts, the Company pioneered the warehouse club model in New England in 1984 and currently operates 239 clubs and 169 BJ's Gas® locations in 20 states. For more information, please visit us at www.bjs.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our strategic priorities; our anticipated fiscal 2023 outlook; and our future progress, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: uncertainties in the financial markets, including, without limitation, as a result of disruptions and instability in the banking and financial services industries or as a result of wars and global political conflicts, consumer and small business spending patterns and debt levels; our dependence on having a large and loyal membership; domestic and international economic conditions, including inflation and exchange rates; our ability to procure the merchandise we sell at the best possible prices; the effects of competition and regulation; our dependence on vendors to supply us with quality merchandise at the right time and at the right price; breaches of security or privacy of member or business information; conditions affecting the acquisition, development, ownership or use of real estate; our capital spending; actions of vendors; our ability to attract and retain a qualified management team and other team members; costs associated with employees (generally including health care costs), energy and certain commodities, geopolitical conditions (including tariffs); changes in our product mix or in our revenues from gasoline sales; our failure to successfully maintain a relevant omnichannel experience for our members; risks related to our growth strategy to open new clubs; risks related to our e-commerce business; our ability to grow our BJ's One Mastercard® program; and other important factors discussed under the caption “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 16, 2023, and subsequent filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by law, we disclaim any obligation to do so, even

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if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Information" and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended October 28, 2023	Thirteen Weeks Ended October 29, 2022	Thirty-Nine Weeks Ended October 28, 2023	Thirty-Nine Weeks Ended October 29, 2022
Net sales	$4,818,670	$4,685,834	$14,299,132	$14,090,673
Membership fee income	106,053	99,485	312,273	294,897
Total revenues	4,924,723	4,785,319	14,611,405	14,385,570
Cost of sales	4,022,243	3,908,219	11,932,120	11,857,263
Selling, general and administrative expenses	697,104	674,426	2,081,392	1,961,606
Pre-opening expense	6,001	10,706	11,479	21,508
Operating income	199,375	191,968	586,414	545,193
Interest expense, net	18,004	12,450	48,968	31,166
Income from continuing operations before income taxes	181,371	179,518	537,446	514,027
Provision for income taxes	50,904	48,124	159,666	129,165
Income from continuing operations	130,467	131,394	377,780	384,862
Income (loss) from discontinued operations, net of income taxes	—	(1,452)	89	(1,466)
Net income	$130,467	$129,942	$377,869	$383,396
Income per share attributable to common stockholders - basic:
Income from continuing operations	$0.98	$0.98	$2.84	$2.87
Income (loss) from discontinued operations	—	(0.01)	—	(0.01)
Net income	$0.98	$0.97	$2.84	$2.86
Income per share attributable to common stockholders - diluted:
Income from continuing operations	$0.97	$0.96	$2.79	$2.82
Income (loss) from discontinued operations	—	(0.01)	—	(0.01)
Net income	$0.97	$0.95	$2.79	$2.81
Weighted-average number of shares outstanding:
Basic	133,069	134,091	133,232	134,225
Diluted	134,984	136,621	135,338	136,630

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)
(Unaudited)

	October 28, 2023	October 29, 2022
ASSETS
Current assets:
Cash and cash equivalents	$33,551	$34,644
Accounts receivable, net	224,505	251,978
Merchandise inventories	1,661,852	1,504,368
Prepaid expense and other current assets	80,550	72,285
Total current assets	2,000,458	1,863,275

Operating lease right-of-use assets, net	2,174,706	2,163,504
Property and equipment, net	1,495,912	1,296,151
Goodwill	1,008,816	1,008,816
Intangibles, net	109,600	117,814
Deferred taxes	7,429	4,341
Other assets	40,323	25,002
Total assets	$6,837,244	$6,478,903

LIABILITIES
Current liabilities:
Short-term debt	$434,000	$295,000
Current portion of operating lease liabilities	180,490	176,659
Accounts payable	1,318,959	1,363,734
Accrued expenses and other current liabilities	805,607	764,572
Total current liabilities	2,739,056	2,599,965

Long-term operating lease liabilities	2,084,744	2,085,625
Long-term debt	398,355	600,123
Deferred income taxes	65,104	70,432
Other non-current liabilities	196,289	179,883

STOCKHOLDERS' EQUITY	1,353,696	942,875
Total liabilities and stockholders' equity	$6,837,244	$6,478,903

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirty-Nine Weeks Ended October 28, 2023	Thirty-Nine Weeks Ended October 29, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$377,869	$383,396
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	166,421	149,259
Amortization of debt issuance costs and accretion of original issue discount	900	2,282
Debt extinguishment charges	1,830	687
Stock-based compensation expense	29,011	27,965
Deferred income tax provision	12,149	18,474
Changes in operating leases and other non-cash items	3,684	26,235
Increase (decrease) in cash due to changes in:
Accounts receivable	15,205	(73,162)
Merchandise inventories	(283,301)	(173,361)
Accounts payable	123,262	250,951
Accrued expenses and other current liabilities	29,916	(3,802)
Other operating assets and liabilities, net	(32,415)	3,933
Net cash provided by operating activities	444,531	612,857
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment, net of disposals and proceeds from sale leaseback transactions	(335,641)	(283,216)
Acquisition	—	(376,521)
Net cash used in investing activities	(335,641)	(659,737)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of long-term debt	305,041	—
Payments on long-term debt	(355,041)	(150,000)
Proceeds from revolving lines of credit	564,000	1,110,000
Payments on revolving lines of credit	(535,000)	(815,000)
Debt issuance costs paid	(1,722)	(2,733)
Net cash received from stock option exercises	2,369	6,545
Net cash received from Employee Stock Purchase Program (ESPP)	3,255	2,331
Acquisition of treasury stock	(101,819)	(127,458)
Proceeds from financing obligations	11,691	16,949
Other financing activities	(2,028)	(4,546)
Net cash (used in) provided by financing activities	(109,254)	36,088
Net decrease in cash and cash equivalents	(364)	(10,792)
Cash and cash equivalents at beginning of period	33,915	45,436
Cash and cash equivalents at end of period	$33,551	$34,644

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Note Regarding Non-GAAP Financial Information
This press release includes financial measures that are not calculated in accordance with GAAP, including adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to last twelve months (“LTM”) adjusted EBITDA.
We define adjusted net income as net income attributable to common stockholders adjusted for: acquisition and integration costs; home office transition costs; impairment charges; charges related to debt payments; other adjustments and the tax impact of the foregoing adjustments on net income.
We define adjusted net income per diluted share as adjusted net income divided by the weighted-average diluted shares outstanding.
We define adjusted EBITDA as income from continuing operations before interest expense, net, provision for income taxes and depreciation and amortization, adjusted for the impact of certain other items, including: stock-based compensation expense; pre-opening expenses; non-cash rent; acquisition and integration costs and other adjustments.
We define free cash flow as net cash provided by operating activities less additions to property and equipment, net of disposals, plus proceeds from sale leaseback transactions.
We define net debt as total debt outstanding less cash and cash equivalents.
We define net debt to LTM adjusted EBITDA as net debt at the balance sheet date divided by adjusted EBITDA for the trailing twelve-month period.
We present adjusted net income, adjusted net income per diluted share and adjusted EBITDA, which are not recognized financial measures under GAAP, because we believe such measures assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, adjusted EBITDA excludes pre-opening expenses, because we do not believe these expenses are indicative of the underlying operating performance of our clubs. The amount and timing of pre-opening expenses are dependent on, among other things, the size of new clubs opened and the number of new clubs opened during any given period.
Management believes that adjusted net income, adjusted net income per diluted share and adjusted EBITDA are helpful in highlighting trends in our core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We use adjusted net income, adjusted net income per diluted share and adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies; to make budgeting decisions; and to compare our performance against that of other peer companies using similar measures. We also use adjusted EBITDA in connection with establishing discretionary annual incentive compensation.
We present free cash flow, which is not a recognized financial measure under GAAP, because we use it to report to our Board of Directors and we believe it assists investors and analysts in evaluating our liquidity. Free cash flow should not be considered as an alternative to cash flows from operations as a liquidity measure. We present net debt and net debt to LTM adjusted EBITDA, which are not recognized as financial measures under GAAP, because we use them to report to our Board of Directors and we believe they assist investors and analysts in evaluating our borrowing capacity. Net debt to LTM adjusted EBITDA is a key financial measure that is used by management to assess the borrowing capacity of the Company.
You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted net income, adjusted net income per diluted share, adjusted EBITDA and net debt to LTM adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or like some of the adjustments in our presentation of these metrics. Our presentation of adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA should not be considered as alternatives to any other measure derived in accordance with GAAP and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of adjusted net income, adjusted net income per diluted share, adjusted EBITDA or net debt to LTM adjusted EBITDA in the

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future, and any such modification may be material. In addition, adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries. Additionally, adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.
The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information under "Fiscal 2023 Ending February 3, 2024" above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items or there are no meaningful adjustments to be presented in the reconciliation and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income per diluted share, if any, which is the most directly comparable forward-looking GAAP financial measure. This includes items that have not yet occurred, are out of the Company's control, cannot be reasonably predicted and/or for which there would not be any meaningful adjustment or difference. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The information under "Fiscal 2023 Ending February 3, 2024" above, including expectations that GAAP and adjusted EPS reflects management’s view of current and future market conditions. To the extent actual results differ from our current expectations, the Company’s results may differ materially from the expectations set forth above. Other factors, as referenced elsewhere in this press release, may also cause the Company’s results to differ materially from the expectations set forth above.

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Reconciliation of GAAP to Non-GAAP Financial Information

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of net income to adjusted net income and adjusted net income per diluted share
(Amounts in thousands, except per share amounts)
(Unaudited)

	13 Weeks Ended October 28, 2023	13 Weeks Ended October 29, 2022	39 Weeks Ended October 28, 2023	39 Weeks Ended October 29, 2022
Net income as reported	$130,467	$129,942	$377,869	$383,396
Adjustments:
Acquisition and integration costs (a)	—	857	—	12,324
Home office transition costs (b)	—	5,897	—	7,096
Impairment expense on discontinued operations club lease	—	1,199	—	1,199
Charges related to debt (c)	1,830	298	1,830	687
Other adjustments (d)	—	—	(786)	(165)
Tax impact of adjustments to net income (e)	(518)	(2,363)	(296)	(5,987)
Adjusted net income	$131,779	$135,830	$378,617	$398,550

Weighted-average diluted shares outstanding	134,984	136,621	135,338	136,630
Adjusted EPS (f)	$0.98	$0.99	$2.80	$2.92
(a)Represents costs related to the acquisition and integration of assets from Burris Logistics, including due diligence, legal, and other consulting expenses.
(b)Represents incremental rent expense, other non-recurring lease costs and write-off of impaired assets as the Company transitioned home office locations in fiscal 2022.
(c)Represents the expensing of fees and deferred fees and original issue discount associated with the extinguishment of the ABL Facility in fiscal 2022 and amendment of the senior secured first lien term loan in fiscal 2023.
(d)Other non-cash items related to the reclassification into earnings of accumulated other comprehensive income/ loss associated with the de-designation of hedge accounting and other adjustments.
(e)Represents the tax effect of the above adjustments at a statutory tax rate of approximately 28%.
(f)Adjusted EPS is measured using weighted-average diluted shares outstanding.
BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation to Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	13 Weeks Ended October 28, 2023	13 Weeks Ended October 29, 2022	39 Weeks Ended October 28, 2023	39 Weeks Ended October 29, 2022
Income from continuing operations	$130,467	$131,394	$377,780	$384,862
Interest expense, net	18,004	12,450	48,968	31,166
Provision for income taxes	50,904	48,124	159,666	129,165
Depreciation and amortization	57,406	52,166	166,421	149,259
Stock-based compensation expense	9,380	9,463	29,011	27,965
Pre-opening expenses (a)	6,001	10,707	11,479	21,508
Non-cash rent (b)	2,394	1,025	6,226	3,127
Acquisition and integration costs (c)	—	857	—	12,324
Home office transition costs (d)	—	5,897	—	7,096
Other adjustments (e)	364	222	1,112	332
Adjusted EBITDA	$274,920	$272,305	$800,663	$766,804
(a)Represents direct incremental costs of opening or relocating a facility that are charged to operations as incurred.
(b)Consists of an adjustment to remove the non-cash portion of rent expense.
(c)Represents costs related to the acquisition and integration of assets from Burris Logistics, including due diligence, legal, and other consulting expenses.
(d)Represents incremental rent expense, other non-recurring lease costs and write-off of impaired assets as the Company transitioned home office locations in fiscal 2022.
(e)Other non-cash items, including non-cash accretion on asset retirement obligations and obligations associated with our post-retirement medical plan.

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation to Free Cash Flow
(Amounts in thousands)
(Unaudited)

	13 Weeks Ended October 28, 2023	13 Weeks Ended October 29, 2022	39 Weeks Ended October 28, 2023	39 Weeks Ended October 29, 2022
Net cash provided by operating activities	$175,031	$169,805	$444,531	$612,857
Less: Additions to property and equipment, net of disposals	(133,711)	(102,774)	(347,951)	(294,308)
Plus: Proceeds from sale leaseback transactions	6,322	8,418	12,310	11,092
Free cash flow	$47,642	$75,449	$108,890	$329,641
BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of Net Debt and Net Debt to LTM adjusted EBITDA
(Amounts in thousands)
(Unaudited)

October 28, 2023
Total debt	$832,355
Less: Cash and cash equivalents	33,551
Net Debt	$798,804

Income from continuing operations	$507,180
Interest expense, net	65,264
Provision for income taxes	206,763
Depreciation and amortization	218,096
Stock-based compensation expense	43,663
Pre-opening expenses	14,904
Non-cash rent	7,090
Home office transition costs	7,610
Other adjustments	1,422
Adjusted EBITDA	$1,071,992

Net debt to LTM adjusted EBITDA	0.7x
See descriptions of adjustments in the “Reconciliation to Adjusted EBITDA (unaudited)” table above.

Investor Contact:
Catherine Park
Vice President, Investor Relations
cpark@bjs.com
774-512-6744
Media Contact:
Kirk Saville
Head of Corporate Communications
ksaville@bjs.com
774-512-5597